Exhibit 10.2

PROMISSORY NOTE

Reference is hereby made to that certain Share Purchase Agreement dated November 27, 2022 (the “Agreement”) entered into by and among (i) PlaySight Interactive Ltd. an Israeli company number 514412808 (the “Company”); (ii) the Company’s sole shareholder Connexa Sports Technologies Inc., a Delaware corporation file number 6620171 (NASDAQ: CNXA) (the “Seller”); and (iii) the Company’s Management Team (consists of the Company’s Founders including Mr. Chen Shachar Israeli I.D. 24345548 and Mr. Evgeni Khazanov Israeli I.D. 309075844) (collectively, the “Buyer”; each one of them is the “Founder” and together the “Founders”). Capitalized terms used but not defined herein shall have such meanings as provided in the Agreement.

The undersigned Buyer, hereby promises to pay to the order of the Seller, the sum of U.S. $2M (two million USD) (the “Cash Consideration”) under the following terms of this note (the “Note”):

1.	The maturity due date of the Note shall be December 31, 2023 and the Buyer may extend it by written notice until December 31, 2024.

2.	The Note can be partially paid over the time by the Buyer or the Company, as applicable, but in the event it is not paid in full by December 31, 2024, then the remaining amount due (i.e. $2m less any amount paid, if any), will be converted into the Company’s shares (the “Deposited Shares”), which will be deposited with the escrow company of Altshuler Shaham Trust Ltd. (the “Escrow Agent”) for the benefit of the Seller or, at the election of the Seller, issued in the form of a stock certificate or recorded in some other market-standard format to be held by the Escrow Agent.

3.	The amount of the Deposited Shares shall be determined according to the post-money valuation of the last investment round of the Company, and in the absence of such investment round, the total amount of the Deposited Shares shall be $2m divided by the Company’s valuation to be determined at that time by a third party appraiser, to be nominated by both parties (the “Appraiser”). For the avoidance of doubt, in the event the valuation of the Company to be determined by the Appraiser shall be less than $2m, then the Buyer will have to deposit with the Escrow Agent 100% of the Shares owned by the Buyer, but the Buyer will not have to pay any additional cash to the Seller. The parties agree that the identity of the Appraiser shall be Murray Devine Valuation Advisers, to the extent their cost of the appraisal shall not be higher than the cost of appraisers from big 4 accounting firms (i.e., E&Y, KPMG, PWC and Deloitte). The parties shall split the cost of the Appraiser.

4.	To illustrate, in the event the Company has an investment round at $20m post-money valuation, and no Cash Consideration was paid by December 31, 2024, then the entire $2m Cash Consideration shall be converted to 10% of the Company’s share capital (i.e., $2m divided by $20m valuation). In the event no investment round is completed by December 31, 2024, then the Deposited Shares will be deposited with the Escrow Agent, calculated as $2m divided by the Company’s valuation to be determined by the Appraiser, provided that the agreement with the Escrow Agent that relates to the Deposited Shares is approved in writing by the Seller in its reasonable discretion.

5.	It is agreed that once any portion of the Cash Consideration is paid to the Escrow Agent (after the Deposited Shares were deposited with the Escrow Agent), then the Escrow Agent will release the relevant portion of the Deposited Shares accordingly. For example, if $1M was paid to the Escrow Agent, than half (50%) of the Deposited Shares shall be released back to the Founders or the Company, as applicable.

6.	This Note constitutes the entire agreement by and between the Buyer and the Seller with respect to the foregoing.

7.	This Note is subject to the Agreement and it supersedes all prior agreements, understandings and discussions by and between the Buyer and the Seller with respect to the foregoing, and may be amended, modified or waived only in a writing signed by both the Buyer and the Seller.

8.	This Note shall be governed by the laws of the State of Israel, without regard to conflicts of law provisions. Any dispute arising with respect to this Note shall be exclusively resolved by the applicable courts in Tel-Aviv, Israel.

IN WITNESS WHEREOF, and intending to be legally bound hereby, the Buyer has executed this Note effective as of November 27, 2022.

THE BUYER

Signature:

Name:	Chen Shachar

Signature:

Name:	Evgeni Khazanov

APPROVED BY THE SELLER

Signature:

Name:	Connexa Sports Technologies Inc.

By:	Mike Ballardie, CEO